                                                                   Exhibit 23.5



                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement and related Prospectus of Learn2.com, Inc. for the registration of 1,135,709 shares of its common stock of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of ViaGrafix Corporation, for the year ended December 31, 1998 included in Learn2.com Inc.'s Current Report on Form 8-K dated November 12, 1999, filed with the Securities and Exchange Commission.




                                     /s/ ERNST & YOUNG LLP
                                     --------------------------
                                     Ernst & Young LLP


Tulsa, Oklahoma
November 15, 1999